EXHIBIT 99.1



SIGNATURE OF REPORTING PERSONS:

This statement on Form 4 is filed by Atlas Venture Associates III, L.P., Atlas Venture Fund III, L.P. and Atlas Venture Entrepreneurs' Fund III, L.P. The principal business address of each of the reporting persons is 890 Winter Street, Waltham, MA 02451. The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.





Atlas Venture Fund III, L.P.

By: Atlas Venture Associates III, L.P.
Its General Partner

By: Atlas Venture Associates III, Inc.
Its General Partner


By: /s/ Jeanne Larkin Henry
    -------------------------------------
    Name: Jeanne Larkin Henry
    Title: Vice President



Atlas Venture Entrepreneurs' Fund III, L.P.

By: Atlas Venture Associates III, L.P.
Its General Partner

By: Atlas Venture Associates III, Inc.
Its General Partner


By: /s/ Jeanne Larkin Henry
    -------------------------------------
    Name: Jeanne Larkin Henry
    Title: Vice President



Atlas Venture Associates III, L.P.

By: Atlas Venture Associates III, Inc.
Its General Partner



By: /s/ Jeanne Larkin Henry
    -------------------------------------
    Name: Jeanne Larkin Henry
    Title:  Vice President